As filed with the Securities and Exchange Commission on November 27, 2019

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL SHIP LEASE, INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Global Ship Lease Services Limited 25 Wilton Road London SW1V 1LW United Kingdom +44 (0) 20 3998 0063	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant's principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Gary J. Wolfe, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Preferred Shares
Depositary Shares(4)
Total		$150,000,000(1)(2)	$19,470	(3)

(1)
Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate public offering price for all securities of $150,000,000. This registration statement also includes such indeterminate amount of securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, convertible or exchangeable securities, and shall also cover any additional securities to be offered or issued from share splits, share dividends, recapitalizations or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to General Instruction II.C of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by Global Ship Lease, Inc. pursuant to this registration statement exceed $150,000,000.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act using the current SEC fee rate of 0.0001298.
(4)
Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event Global Ship Lease, Inc. elects to offer to the public fractional interests in preferred shares of Global Ship Lease Inc., depositary receipts will be distributed to those persons purchasing such fractional interests and the preferred shares will be issued to the depositary under the deposit agreement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.
Prospectus
Subject to completion, dated November 27, 2019

$150,000,000

Preferred Shares
Depositary Shares

Global Ship Lease, Inc.
Through this prospectus, we may periodically offer preferred shares of Global Ship Lease, Inc. or depositary shares that represent preferred shares. The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $150,000,000.
Our Class A common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol "GSL." Our currently outstanding depositary shares, each of which represents a 1/100th interest in a share of our Series B Preferred Shares, are listed on the NYSE under the symbol "GSL-B."
An investment in these securities involves a high degree of risk. Before you make an investment in our securities, you should carefully consider the section entitled "Risk Factors" beginning on page 3 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is       , 2019.

TABLE OF CONTENTS
Page
ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
CORPORATE INFORMATION	2
OTHER INFORMATION	2
RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
CAPITALIZATION	6
ENFORCEMENT OF CIVIL LIABILITIES	7
PLAN OF DISTRIBUTION	8
DESCRIPTION OF PREFERRED SHARES	9
DESCRIPTION OF DEPOSITARY SHARES	9
TAX CONSIDERATIONS	12
EXPENSES	13
LEGAL MATTERS	13
EXPERTS	13
WHERE YOU CAN FIND ADDITIONAL INFORMATION	13

___________________________________________
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell preferred shares and the depositary shares described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities that we may offer. We will provide updated information if required whenever we offer our preferred shares or depositary shares pursuant to this prospectus. This may include a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement do not and will not contain all the information provided in the registration statement that we filed with the Commission. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under "Where You Can Find Additional Information."
Unless the context otherwise requires, references to the "Company," "we," "us," "our" or "Global Ship Lease" refer to Global Ship Lease, Inc. and "Poseidon Containers" refers to Poseidon Containers Holdings LLC and K&T Marine LLC, collectively, with whom we completed a strategic combination on November 15, 2018. Unless otherwise indicated, all references to "$" and "dollars" in this prospectus are to U.S. dollars. We use the term "TEU", meaning twenty-foot equivalent unit, the international standard measure of container size, in describing volumes in world container trade and other measures, including the capacity of our containerships, which we also refer to as ships. Unless otherwise indicated, we calculate the average age of our vessels on a weighted average basis, based on TEU capacity. All share and per share amounts disclosed in this prospectus give retroactive effect, for all periods presented, to the one-for-eight reverse stock split of our Class A common shares effected on March 25, 2019.

ii

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus.  This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
The Company
Global Ship Lease, Inc. is a Marshall Islands corporation that owns a fleet of mid-sized and smaller containerships which are chartered out under fixed-rate charters to reputable container shipping companies ("liner companies" or "liner operators").
As of the date of this prospectus, we owned 41 mid-sized and smaller containerships of which nine (representing 31% of our fleet by TEU capacity) are new-design, high-specification, fuel-efficient, and wide-beam, and have agreed to acquire four further ships. Our fleet, excluding the four ships we have agreed to acquire, has a total capacity of 224,162 TEU. With the inclusion of the four ships, our fleet size would increase to 45 ships, with a total capacity of 249,622, with an average size is 5,547 TEU, and a TEU weighted average age of 12.6 years as of September 30, 2019.

Our Class A common shares began trading on the NYSE under the symbol "GSL" on August 15, 2008. Our currently outstanding depositary shares, each of which represents a 1/100th interest in a share of our Series B Preferred Shares, began trading on the NYSE under the symbol "GSL-B" on August 20, 2014.

CORPORATE INFORMATION
We were incorporated in the Republic of the Marshall Islands on March 14, 2008 as GSL Holdings Inc.
On August 14, 2008, we merged with Marathon Acquisition Corp., a company then listed on the American Stock Exchange, and with the pre-existing Global Ship Lease, Inc., which was then wholly owned by CMA CGM. GSL Holdings, Inc. was the surviving entity, changed its name to Global Ship Lease, Inc. and became listed on the New York Stock Exchange, or the NYSE.
The mailing address of our principal executive office is c/o Global Ship Lease Services Limited, 25 Wilton Road, London SW1V 1LW, United Kingdom, and our telephone number is +44 (0) 20 3998 0063. Our website address is www.globalshiplease.com. The information included on our website is not incorporated herein by reference. From time to time, we may use our website and social media outlets as channels of distribution of material company information.
OTHER INFORMATION
We are incorporated under the laws of the Republic of the Marshall Islands, and as a consequence, you may encounter difficulty protecting your interests as shareholders, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled "Risk Factors" and "Enforcement of Civil Liabilities" for more information.

RISK FACTORS
An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors and all of the other information included in any prospectus supplement and the documents that have been incorporated by reference in this prospectus and any prospectus supplement, including those in "Item 3.Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission (the "Commission") on March 29, 2019, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information—Information Incorporated by Reference." The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "will" or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning our operations, cash flows, financial position, dividend policy, the anticipated benefits of our strategic transaction with Poseidon Containers, and the likelihood of success in acquiring additional vessels to expand our business.
Forward-looking statements appear in a number of places in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 29, 2019, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in "Risk Factors" in this prospectus. The risks described under "Risk Factors" are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our results of operations, financial condition, liquidity and the development of the industries in which we operate. New risks can emerge from time to time, and it is not possible for us to predict all such risks, nor can we assess the impact of all such risks on our business or the extent to which any risks, or combination of risks and other factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Commission after the date of this prospectus.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of securities by us offered by this prospectus as set forth in the applicable prospectus supplement.

CAPITALIZATION
Each prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information about our capitalization.

ENFORCEMENT OF CIVIL LIABILITIES
We are organized under the laws of the Marshall Islands as a corporation. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.
Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries' assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States.
In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

PLAN OF DISTRIBUTION
We may sell or distribute the securities offered by us pursuant to this prospectus in one or more offerings, including on any stock exchange, quotation service, market or other trading facility on which our securities are listed or traded, in the over-the-counter market, through underwriters, through agents, to dealers, or in private transactions, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices (which may be above or below market prices prevailing at the time of sale), at negotiated prices or otherwise.
In addition, we may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	a distribution by way of dividend or otherwise to our existing shareholders;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our securities by broker-dealers;
•	enter into option or other types of transactions that require us to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus; or
•	loan or pledge the securities to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have informed, or will inform, them that Regulation M, promulgated under the Securities Exchange Act of 1934, or the Exchange Act, may apply to sales by any broker dealers or other persons acting on our behalf in the market. We may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our securities against certain liabilities, including liabilities arising under the Securities Act.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus or prospectus supplement, or if appropriate, a post-effective amendment, will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the public offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of such securities or any securities convertible into or exchangeable for such securities. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for both our securities, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities offered and sold by us under this registration statement.

DESCRIPTION OF PREFERRED SHARES
Our amended and restated articles of incorporation, as amended, authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series. A description of the material terms and rights of any series of preferred shares to be issued will be set forth in the applicable prospectus supplement.  We expect that such terms and rights will include, among others:
•	the designation of the series;
•	the number of shares of the series;
•	whether dividends, if any, will be cumulative or non–cumulative and the dividend rate of the series;
•	the dates at which dividends, if any, will be payable;
•	the redemption rights and price or prices, if any, for shares of the series;
•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding–up of our affairs;
•
whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and
•	the voting rights, if any, of the holders of the series.
DESCRIPTION OF DEPOSITARY SHARES
The following is a summary of the material provisions of the forms of depositary agreement and depositary receipt we may issue from time to time. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus is a part. In addition, the terms set forth in this summary may be supplemented or superseded by the description set forth in any applicable prospectus supplement relating to an offer of depositary shares.
General
We may issue depositary shares that represent preferred shares of the Company. The preferred shares represented by depositary shares will be deposited under a deposit agreement among us, a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of depository receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the particular series of preferred shares or fraction thereof represented by that depositary share, to all of the rights and preferences of such series of preferred shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited preferred shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions
The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preferred shares to the record holders of depositary shares relating to such preferred shares, in proportion to the numbers of the depositary shares owned by such holders. The depositary will distribute dividends and other distributions only in an amount that can be distributed without attributing to any holder of depositary receipts a fraction of one cent. Any balance not so distributable will be held by the depositary and will be added to the next sum received by the depositary for distribution. The depositary will not be liable for interest on amounts held for later distribution.
In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Redemption of Depositary Shares
If the preferred shares represented by depositary shares are to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable redemption price per share payable in respect of the preferred shares so redeemed. Whenever we redeem preferred shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro-rata or by any other equitable method as may be determined by the depositary.
Withdrawal of Shares
Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the applicable series of preferred shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of the related series of preferred shares on the basis set forth in the prospectus supplement for such depositary shares, but holders of such whole preferred shares will not thereafter be entitled to deposit the preferred shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Voting Deposited Preferred Shares
Upon receipt of notice of any meeting at which the holders of any deposited preferred shares are entitled to vote, the depositary will provide the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred shares represented by the holder's depositary shares.
The depositary will attempt, insofar as practicable, to vote the amount of preferred shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the preferred shares to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred shares.

Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing the preferred shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preferred shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preferred shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement may be terminated by us or the depositary only after:
•	all outstanding depositary shares have been redeemed; or
•	a final distribution in respect of the preferred shares has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Global Ship Lease, Inc.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the preferred shares and any redemption of such preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

TAX CONSIDERATIONS
Our Annual Report on Form 20-F filed with the Commission on March 29, 2019, as updated by annual and other reports and documents that we file with the Commission after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission registration fee		$19,470
FINRA Fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

* To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.
EXPERTS
The financial statements as of December 31, 2018 and for the year ended December 31, 2018 incorporated by reference into this prospectus have been so incorporated in reliance on the report (which contains an explanatory paragraph disclosing that the Company has entered into significant contracts with CMA CGM, a related party and the main source of the Company's operating revenue, as described in Note 2(a) to the financial statements) of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements as of December 31, 2017 and for each of the two years in the period ended December 31, 2017 incorporated by reference into this prospectus have been so incorporated in reliance on the report (which contains an explanatory paragraph disclosing that the Company has entered into significant contracts with CMA CGM, a related party and the main source of the Company's operating revenue, as described in Note 2(a) to the financial statements) of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.globalshiplease.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•
Annual Report on Form 20-F for the year ended December 31, 2018 filed with the Commission on March 29, 2019, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•
The description of our Depositary Shares, each of which represents a 1/100th interest in a share of 8.75% Series B Cumulative Redeemable Perpetual Preferred Shares, contained in our Registration Statement on Form 8-A, filed with the Commission on August 20, 2014, including any subsequent amendments or reports filed for the purpose of updating such description.

•	Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on May 31, 2019 (except for the commentary of the Company's Executive Chairman and Chief Executive Officer).
•
Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on August 9, 2019, which contains our management's discussion and analysis of financial condition and results of operations and unaudited interim consolidated financial statements and related notes for the six month period ended June 30, 2019.

•
Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on September 24, 2019 (except for any reference to, or information contained in, the Company's website and the statements attributed to the Company's Chairman and Chief Executive Officer contained in Exhibit 99.1 thereto).

•	Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on October 3, 2019.
•	Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on November 7, 2019 (except for the commentary of the Company's Executive Chairman and Chief Executive Officer).
•	Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on November 19, 2019.
•	Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on November 26, 2019 (except for the commentary of the Company's Executive Chairman and Chief Executive Officer).
•	Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on November 27, 2019.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or us at the following address:
Global Ship Lease, Inc.
Attn: Ian J. Webber
c/o Global Ship Lease Services Limited
25 Wilton Road
London SW1V 1LW
United Kingdom
 +44 (0) 20 3998 0063
www.globalshiplease.com
Information provided by the Company
We will furnish holders of our Class A common shares and Series C Preferred Shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Preferred Shares
Depositary Shares

Global Ship Lease, Inc.

PROSPECTUS

              , 2019

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8.	Indemnification of Directors and Officers
Section 5 of the Amended and Restated Registration Rights Agreement by and among the Registrant, KEP VI (Newco Marine), Ltd. and KIA VIII (Newco Marine), Ltd., CMA CGM S.A., Management Investor Co. and Anmani Consulting Inc., Marathon Founders, LLC, Michael S. Gross and Maas Capital Investments B.V. (each a "Shareholder" and collectively, the "Shareholders") provides as follows:
5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, managers, shareholders, attorneys and agents, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) a Shareholder and each other holder of Registrable Securities, from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, any related free writing prospectus or any amendment or supplement thereto, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, related free writing prospectus or any such amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein.
5.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, with respect to any Registration Statement where Registrable Securities were registered under the Securities Act, indemnify and hold harmless the Company, each of its directors and officers, and each other person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, judgments, damages or liabilities, whether joint or several, to the extent that such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, any related free writing prospectus or any amendment or supplement to the Registration Statement or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that such selling holder shall be subject to such liability only to the extent that the untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein. The Company and the holders of Registrable Securities hereby acknowledge and agree that, unless a selling holder requests in writing that additional information be included in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus or final Prospectus, any related free writing prospectus or any amendment or supplement thereto, the only information furnished to the Company for use in any such document will consist of no more than those statements specifically relating to (a) the number of Registrable Securities beneficially owned by such selling holder and its Affiliates to be registered and/or sold in the registration and/or offering and (b) the name and address of such selling holder and other information with respect to such selling holder (excluding percentages) that appear in the footnotes to the selling stockholder section in any applicable preliminary Prospectus or final Prospectus. Each selling holder's indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder from the sale of Registrable Securities which gave rise to such indemnification obligation.

5.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 5.1 or Section 5.2, such person (the "Indemnified Party") shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, promptly notify such other person (the "Indemnifying Party") in writing of the loss, claim, judgment, damage, liability or action; provided that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent that the Indemnifying Party is actually and materially prejudiced by reason of such delay or failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it elects, retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party, and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnified Party and the Indemnifying Party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (which shall not be unreasonably withheld or delayed) or there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.
5.4 Contribution.
5.4.1 If the indemnification provided for in the foregoing Sections 5.1, 5.2 and 5.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Parties on the one hand and the Indemnifying Parties on the other from the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 5.3, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnified Parties on the one hand and the Indemnifying Parties on the other in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
5.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 5.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:
(1)       Actions not by or in right of the corporation.    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.
(2)       Actions by or in right of the corporation.    A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
(3)      When director or officer successful.    To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
(4)      Payment of expenses in advance.    Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.
(5)       Indemnification pursuant to other rights.    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
(6)      Continuation of indemnification.    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(7)      Insurance.    A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9.	Exhibits

The exhibit index at the end of this registration statement, or the Exhibit Index, identifies the exhibits which are included in this registration statement and are incorporated herein by reference.
Item 10.	Undertakings

(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) - (g) Not applicable.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i)-(k) Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on November 27, 2019.
GLOBAL SHIP LEASE, INC.

By:	/s/ Ian J. Webber
Name:	Ian J. Webber
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe, Edward S. Horton and Filana R. Silberberg, and each of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on November 27, 2019 in the capacities indicated.
/s/ George Giouroukos	Executive Chairman
George Giouroukos

/s/ Michael S. Gross	Director
Michael S. Gross

/s/ Alain Wils	Director
Alain Wils

/s/ Philippe Lemonnier	Director
Philippe Lemonnier

/s/ Michael Chalkias	Director
Michael Chalkias

/s/ Henry Mannix III	Director
Henry Mannix III

/s/ Alain Pitner	Director
Alain Pitner

/s/ Menno van Lacum	Director
Menno van Lacum

/s/ Ian J. Webber	Chief Executive Officer
Ian J. Webber

/s/ Thomas A. Lister	Chief Commercial Officer
Thomas A. Lister

/s/ Anastasios Psaropoulos	Chief Financial Officer
Anastasios Psaropoulos

Authorized Representative
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Global Ship Lease, Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on November 27, 2019.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX
Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1	Form of Preferred Share Certificate*

4.2	Form of Deposit Agreement, including the form of depositary receipt*

5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to the Company

8.1	Opinion of Seward & Kissel LLP with respect to certain U.S. tax matters

23.1	Consent of PricewaterhouseCoopers Audit

23.2	Consent of PricewaterhouseCoopers S.A.

23.3	Consent of Seward & Kissel LLP, U.S. Counsel to the Company (included in Exhibits 5.1 and 8.1)

24.1	Power of Attorney (contained in signature page hereto)

*
To be filed either as an amendment to this Registration Statement or as an exhibit to a report of the Registrant filed pursuant to the Exchange Act and incorporated by reference into this Registration Statement.